Exhibit 99.1

Natus Medical Announces First Quarter 2014 Financial Results

  Reports 73% increase in non-GAAP earnings per share of $0.26
  Reports non-GAAP gross profit margin of 59.5%
  Increases annual non-GAAP EPS guidance

SAN CARLOS, Calif.--(BUSINESS WIRE)--April 23, 2014--Natus Medical Incorporated (NASDAQ: BABY) today announced financial results for the three months ended March 31, 2014.

For the first quarter ended March 31, 2014, the Company reported revenue of $85.6 million, compared to $85.8 million in the first quarter of the previous year. Net income was $6.3 million, or $0.19 per diluted share, compared with net income of $3.4 million, or $0.11 per diluted share, in the first quarter of 2013.

The Company reported record first quarter non-GAAP earnings per share of $0.26 per diluted share, up 73% from the $0.15 per diluted share reported for the first quarter of 2013.

The Company’s cash and cash equivalents increased $3.5 million to $59.6 million during the quarter and total debt was reduced by $5.1 million.

“I am very pleased with our first quarter performance. Our record earnings exceeded our EPS guidance, while revenues came in at the top of our guidance range,” said Jim Hawkins, President and Chief Executive Officer of the Company. “Both Newborn Care and Neurology performed well in all geographies. Our non-GAAP operating margin increased to 14%, up from 8% last year. We continue to make progress toward our upwardly revised long-term full year non-GAAP operating margin goal of 20%. To help achieve this goal, we are focused on organic revenue growth which is reflected in our second quarter guidance.”

“In the first quarter we launched a new business initiative, Hearing Screening as a Service. Natus now offers newborn hearing screening tests to hospitals as an alternative to purchasing equipment and disposables. We look to convert many of our existing Algo customers to this new service model, as well as attracting new customers to Natus. We are very excited about this opportunity, and are off to an encouraging start.”

Financial Guidance

The Company provided revenue and earnings guidance for the second quarter and increased its non-GAAP EPS guidance for the full year 2014.

For the second quarter of 2014, the Company expects revenue of $83 million to $86 million and non-GAAP earnings per share of $0.24 to $0.27.

The Company updated its non-GAAP earnings guidance for the full year 2014 and now expects to report non-GAAP earnings per share of $1.18 to $1.21, an increase from previous guidance of $1.14 to $1.18. Full year 2014 revenue guidance remained unchanged at $345 million to $350 million.

The Company's non-GAAP earnings guidance excludes amortization of acquisition related intangibles, acquisition related charges, restructuring charges, and their related tax effects. Non-GAAP earnings guidance includes the impact of expensing employee share based compensation. All non-GAAP earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Measures

The Company's non-GAAP results exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, direct costs of acquisitions and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included on page 6 of this press release.

The Company believes that the presentation of results excluding these charges provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, April 23, 2014. Individuals interested in listening to the conference call may do so by dialing 1-877-415-3181 for domestic callers, or 1-857-244-7324 for international callers, and entering reservation code 37738667. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-888-286-8010 for domestic callers, or 1-617-801-6888 for international callers, and entering reservation code 63910123.

The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding our long term goal of driving non-GAAP operating margins to 20%, revenue and non-GAAP profitability in the second quarter and full year 2014. These statements relate to estimates and assumptions regarding future events including Natus' future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2013, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended
	Mar. 31,	Mar. 31,
	2014	2013

Revenue	$85,624	$85,834
Cost of revenue	35,733	36,601
Gross profit	49,891	49,233
	58.3%	57.4%
Operating expenses:
Marketing and selling	21,422	22,196
Research and development	7,508	8,212
General and administrative	12,280	13,966
Total operating expenses	41,210	44,374
Income from operations	8,681	4,859
Other income/(expense), net	312	(334)
Income before tax	8,993	4,525
Provision for income tax expense	2,742	1,083
Net income	$6,251	$3,442
Earnings per share:
Basic	$0.20	$0.12
Diluted	$0.19	$0.11

Weighted-average shares:
Basic	31,062	29,570
Diluted	32,185	30,319

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended
	Mar. 31,	Mar. 31,
	2014	2013
GAAP based results:

Income before provision for income tax	$8,993	$4,525

Non-GAAP adjustments:

Amortization of acquired intangibles:
Cost of revenue	1,045	774
Marketing and selling	788	651
Research and development	344	313

Intangible Asset Impairment Charges (M&S)	-	-
Restructuring charges (G&A)	635	(387)
Direct costs of acquisitions (G&A)	195	767
Accelerate ERP system depreciation (G&A)	-	-
Backlog FMV Adjustments (Marketing & Sales)	-	-
Inventory FMV adjustment (COGS)	-	-
Non-GAAP income before provision for income tax	12,000	6,643

Income tax expense, as adjusted	3,713	2,088

Non-GAAP net income	$8,287	$4,555
Non-GAAP earnings per share:
Basic	$0.27	$0.15
Diluted	$0.26	$0.15

Weighted-average shares used to compute
Basic non-GAAP earnings per share	31,062	29,570
Diluted non-GAAP earnings per share	32,185	30,319

GAAP Gross profit	49,891	49,233
Amortization of intangibles	1,045	774
Backlog FMV adjustment	-	-
Non-GAAP Gross Profit	50,936	50,007
Non-GAAP Gross Margin	59.5%	58.3%

GAAP Operating profit	8,681	4,859
Amortization of intangibles	2,177	1,738
Restructuring and other charges	830	380
Non-GAAP Operating profit	11,688	6,977
Non-GAAP Operating margin	13.7%	8.1%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	March 31,
	2014	2013
ASSETS	Q1-14	Q1-13

Current assets:
Cash and cash equivalents	$59,589	$24,354
Accounts receivable, net	79,933	93,005
Inventories	35,455	38,028
Other Current Assets	23,273	14,471
Total current assets	198,250	169,858

Property and equipment, net	21,530	25,994
Goodwill and Intangible assets	199,070	202,251
Other assets	10,441	9,681
Total assets	$429,291	$407,784

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$26,057	$29,249
Short Term Borrowings	-	33,300
Current debt	10,437	8,522
Accrued liabilities	25,750	27,590
Deferred revenue	11,775	14,064
Total current liabilities	74,019	112,725

Long-term liabilities:
Long-term debt, net	22,500	10,892
Other long-term liabilities	12,955	11,235
Total liabilities	109,474	134,852
Total stockholders’ equity	319,817	272,932
Total liabilities and stockholders’ equity	$429,291	$407,784

CONTACT:
Natus Medical Incorporated
Jonathan A. Kennedy, 650-802-0400
Sr. Vice President and Chief Financial Officer
InvestorRelations@Natus.com